                                                                     EXHIBIT 4.4





                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of January __, 1997, by and among SILVERADO FOODS, INC., an Oklahoma corporation (the "Company"), and INFINITY EMERGING OPPORTUNITIES, LIMITED, a Nevis West Indies corporation ("Infinity") and SEACREST CAPITAL LIMITED, a Nevis West Indies corporation ("Seacrest"), and FAIRWAY CAPITAL LIMITED, a Nevis West Indies corporation ("Fairway") (Infinity, Seacrest and Fairway being singularly referred to as an "Investor" and collectively as the "Investors").

                               R E C I T A L S:
                               ----------------

     WHEREAS, pursuant to a Subscription Agreement (the "Subscription Agreement"), by and between the Company and the Investors, the Company have agreed to sell and the Investors has agreed to purchase the Company's Convertible Debentures (the "Debentures"), convertible into shares of the Company's common stock, par value $.01 per share of the Company (the "Common Stock"); and

     WHEREAS, pursuant to the Subscription Agreement, the Company has agreed to issue to the Investors one or more warrants (collectively, the "Warrant") to purchase shares of Common Stock; and

     WHEREAS, pursuant to the terms of, and in partial consideration for, the Investors' agreement to enter into the Subscription Agreement, the Company has agreed to provide the Investors with certain registration rights with respect to the shares of Common Stock into which the Debentures may be converted, and issued upon exercise of the Warrant from time to time (the shares of Common Stock issued upon conversion of the Debentures or exercise of the Warrant being hereinafter referred to as the "Shares").

     NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Agreement and this Registration Rights Agreement, the Company and the Investors agree as follows:

                                  AGREEMENT:
                                  ---------

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

REGISTRATION RIGHTS AGREEMENT - Page 1
(Silverado Foods, Inc.)
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     "Commission" shall mean the Securities and Exchange Commission or any other
Federal agency at the time administering the Securities Act.

     "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

     "Initiating Holders" shall mean holders of more than 50% of the outstanding shares of Debentures or Warrant.

     "Other Registrable Shares" shall mean those shares of Common Stock heretofore or hereafter issued pursuant to one or more agreements granting the purchasers of such securities the right to have the Company register such securities or include such securities in any other registration of the Company's equity securities.

     "Registrable Shares" shall mean (i) the Shares, and (ii) any Common Stock of the Company issued or issuable in respect of the Shares or upon any stock split, stock dividend, recapitalization or similar event; provided, however,
                                                          --------  -------
that Registrable Shares or other securities shall no longer be treated as Registrable Shares if (A) they have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon consummation of such sale, or (C) the Shares are available for sale under the Securities Act (including Rule 144), in the opinion of counsel to the Company, without compliance with the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto may be removed upon the consummation of such sale.

     The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 2 hereof, including, without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements (not to exceed $10,000) of one counsel for all the selling holders of Registrable Shares for a limited "due diligence" examination of the Company incident to such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company, and excluding all underwriting discounts and selling commissions applicable to the sale of the Registrable Shares).

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

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     "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Shares and all fees and disbursements of one counsel for the selling holders of Registrable Shares (other than the fees and disbursements of such counsel included in Registration Expenses).

     2.   REQUESTED REGISTRATION.

     The following registration rights will apply if, and only if, at any time prior to the termination of this Agreement, Regulation S promulgated under the Securities Act is rescinded or modified so as to preclude Initiating Holders from reselling in the United States public securities markets Shares received from the Company upon conversion of the Debentures or exercise of the Warrant following expiration of the Restricted Period or Warrant Restricted Period, as applicable (as defined in the Subscription Agreement), or if, for any other reason, the Company refuses or is unable to issue Shares at the times required by the Subscription Agreement Debentures or Warrant bearing no restrictive legend to Initiating Holders after expiration of the Restricted Period, or Warrant Restricted Period, as applicable; provided, however, that no Investor shall be entitled to request registration pursuant to this Agreement (and such Investor shall not be considered an Initiating Holder pursuant to this Agreement, and the securities held by such Investor shall not be considered Registrable Shares pursuant to this Agreement) if a representation or warranty of such Investor in the Subscription Agreement is inaccurate or was inaccurate when made, or such Investor has failed to comply with the covenants and agreements of such Investor set forth in the Subscription Agreement:

          (a) REQUEST FOR REGISTRATION. If the Company shall receive from Initiating Holders, at any time after ten (10) days and prior to sixty (60) months following the final closing of the sale of the Debentures pursuant to the Subscription Agreement, a written request that the Company effect a registration with respect to all, but not less than all, of the Registrable Shares held by such Initiating Holders (which notice shall specify the intended method of disposition), the Company shall:

               (i) promptly give written notice of the proposed registration to all other holders of Registrable Shares; and

               (ii) as soon as practicable (A) cause to be filed a Registration Statement on Form S-3 under the Securities Act (or such other form as is then appropriate for use by the Company under the Securities Act) and (B) use its best efforts to cause such registration statement to be declared effective by the Commission (including, without limitation, undertaking the actions described in Section 4), all as may be so requested by the Initiating Holders so as to permit or facilitate the sale and distribution of all or such portion of such Registrable Shares as are specified in such request, together with all or such portion of the Registrable Shares of any holder or holders of Registrable Shares joining in such request as are specified in

REGISTRATION RIGHTS AGREEMENT - Page 3
(Silverado Foods, Inc.)
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          a written request given within fifteen (15) days after receipt of such written notice from the Company; provided that the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2:

                    (A) after the Company has effected two (2) such
               registrations pursuant to this Section 2(a) and each registration has been declared or ordered effective by the Commission and remained effective for a continuous period of 360 days; or

                    (B) within the period starting with the date sixty (60) days prior to the Company's good faith estimated date of filing of, and ending ninety (90) days following the effective date of, any registered public offering of the Company's securities.

          Subject to the foregoing limitations in clauses (A) and (B) above, the Company shall file a registration statement covering the Registrable Shares so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders, but no later than forty-five
     (45) days following receipt of such request or requests, except in the event audited financial statements not previously prepared are required to be prepared prior to the filing of such registration statement, in which case such registration statement must be filed as soon as practicable, but in any event within ninety (90) days following receipt of such request or requests.

          The registration statement filed pursuant to the request of the Initiating Holders (the "Registration Statement") may, subject to the provisions of Section 2(b) below, include Other Registrable Shares, other securities of the Company which are held by officers or directors of the Company or which are held by other holders of registration rights, and may include securities of the Company being sold for the account of the Company.

          Notwithstanding the foregoing, the Initiating Holders agree that each of the two (2) demands set forth herein shall be for at least 50% of the Shares issuable upon conversion of the Debentures and exercise of the Warrant, and a second demand shall not be made until at least 180 days following the initial demand is so requested.

          (b) UNDERWRITING. If the Initiating Holders intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2 and the Company shall include such information in the written notice referred to in Section 2(a)(i) above. The right of any holder of Registrable Shares to registration pursuant to Section 2 shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Shares in such underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such holder with respect to such

REGISTRATION RIGHTS AGREEMENT - Page 4
(Silverado Foods, Inc.)
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     participation and inclusion) to the extent provided herein. A holder of
     Registrable Shares may elect to include in such underwriting all or a part of the Registrable Shares it holds.

               (i) If the Company shall request inclusion in any registration pursuant to Section 2 of securities being sold for its own account, or if officers or directors of the Company holding other securities of the Company or other holders of registration rights, shall request inclusion in any registration pursuant to Section 2, the Initiating Holders shall, on behalf of all holders of Registrable Shares, offer to include Other Registrable Shares and the securities of the Company, such officers and directors and such other holders of registration rights in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Agreement. The Company shall (together with all holders of Registrable Shares, officers and directors, other holders of registration rights and holders of Other Registrable Shares proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or representative of the underwriters selected for such underwriting by the Company, which underwriter(s) shall be reasonably acceptable to a majority in interest of the Initiating Holders.

               (ii) Notwithstanding any other provision of this Section 2, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise all holders of Registrable Shares and other shareholders whose securities would otherwise be underwritten pursuant to such registration, and the number of Registrable Shares and other securities that may be included in the registration and underwriting shall be allocated in the following manner: the securities to be offered by the Company and the securities of the Company held by officers and directors of the Company (other than Registrable Shares) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the Other Registrable Shares shall be excluded pro rata with Registrable Shares, unless another method of determining such exclusion is specified in the agreements governing the Other Registrable Shares, according to the relative number of Other Registrable Shares requested to be included in such registration and underwriting, from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of Registrable Shares that may be included in the registration and underwriting shall be allocated among all holders of Registrable Shares in proportion, as nearly as practicable, to the respective amounts of Registrable Shares which they had requested to be included in such registration at the time of filing the registration statement. No Registrable Shares or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall also be included in such registration.

REGISTRATION RIGHTS AGREEMENT - Page 5
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                (iii)  If the Company or any officer, director or holder of
          Registrable Shares or Other Registrable Shares who has requested inclusion in such registration and underwriting as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration.

     3. EXPENSES OF REGISTRATION. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification or compliance of the Registrable Shares pursuant to this Agreement. All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered (except for the fees and disbursements of counsel to the Investors).

     4. REGISTRATION PROCEDURES. Pursuant to this Agreement, the Company will keep each holder of Registrable Shares advised in writing as to the initiation of a registration under this Agreement and as to the completion thereof. At its expense, the Company will:

          (a) Use reasonable efforts to keep such registration effective for a period of three hundred sixty (360) days or until the holder or holders of Registrable Shares have completed the distribution described in the registration statement relating thereto or until the securities registered cease to be Registrable Shares, whichever first occurs;

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement;

          (c) Furnish such number of prospectuses and other documents incidental thereto, including any amendment of or supplement to the prospectus, as a holder of Registrable Shares from time to time may reasonably request;

          (d) use reasonable efforts to (i) register and qualify the Registrable Shares covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Investors who hold a majority in interest of the Registrable Shares being offered reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect until such date set forth in clause (a) above and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Shares for sale in such jurisdictions; provided, however, that the Company shall
                                     --------  -------
     not be required in connection therewith or as a condition thereto to (I) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (II) subject itself to general, taxation in any such jurisdiction, (III) file a general consent to service of process in any such jurisdiction, (IV) provide any undertakings

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     that cause more than nominal expense or burden to the Company or (V) make any change in its charter or by-laws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

          (e) in the event Investors who hold a majority in interest of the Registrable Shares being offered in the offering select underwriters for the offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering;

          (f) as promptly as practicable after becoming aware of such event, notify each Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

          (g) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Shares being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

          (h) permit a single firm of counsel designated as selling stockholders' counsel by the Investors who hold a majority in interest of the Registrable Shares being sold to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the Commission, and shall not file any document in a form to which such counsel reasonably objects;

          (i) make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement;

          (j) at the request of the Investors who hold a majority in interest of the Registrable Shares being sold, furnish on the date that Registrable Shares are delivered to an underwriter for sale in connection with the Registration Statement (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an


REGISTRATION RIGHTS AGREEMENT - Page 7
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     underwritten public offering, addressed to the underwriters; and (ii) an opinion, dated such date, from counsel representing the Company for purposes of such Registration Statement, in form and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Investors;

          (k) make available for inspection by any Investor, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by any such Investor or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in
                    --------  -------
     confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(k). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to Section 4(e) hereof unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement,
     (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or
     (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

          (l) use its best efforts either to (i) cause all the Registrable Shares covered by the Registration Statement to be listed on a national securities exchange and on each additional

REGISTRATION RIGHTS AGREEMENT - Page 8
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     national securities exchange on which similar securities issued by the,
     Company are then listed, if any, if the listing of such Registrable Shares is then permitted under the rules of such exchange or (ii) secure designation of all the Registrable Shares covered by the Registration Statement as an American Stock Exchange ("AMEX") security within the meaning of Rule 11Aa2-1 of the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Shares on the AMEX or, if, despite the Company's best efforts to satisfy the preceding clause (i) or (ii) , the Company is unsuccessful in satisfying the preceding clause (i) or (ii) , to secure listing on a national securities exchange or AMEX authorization and quotation for such Registrable Shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Shares;

          (m) provide a transfer agent and registrar, which may be a single entity, for the Registrable Shares not later than the effective date of the Registration Statement;

          (n) cooperate with the Investors who hold Registrable Shares being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Shares to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the case may be, as the managing underwriter or underwriters, if any, or the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request; and

          (o) take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable Shares pursuant to the Registration Statement.

     5.   INDEMNIFICATION.

     (a) The Company will indemnify each holder of Registrable Shares, each of its officers, directors and partners, and each person controlling such holder of Registrable Shares, with respect to which registration has been effected pursuant to this Agreement, and each underwriter, if any and each person who controls any underwriter, and their respective counsel against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, or other document incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company in connection with any such registration and will reimburse each such holder of Registrable Shares, each of its officers, directors and partners, and each person controlling such holder of Registrable Shares, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or

REGISTRATION RIGHTS AGREEMENT - Page 9
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action, provided, however, that the indemnity contained in this Section 5(a)
shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company; and provided further that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such holder of Registrable Shares or underwriter and stated to be specifically for use therein. The foregoing indemnity agreement is further subject to the condition that insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus, such indemnity agreement shall not inure to the benefit of the foregoing indemnified parties if copies of a final prospectus correcting the misstatement, or alleged misstatement, omission or alleged omission upon which such loss, liability, claim or damage is based is timely delivered to such indemnified party and a copy thereof was not furnished to the person asserting the loss, liability, claim or damage.

     (b) Each holder of Registrable Shares will, if Registrable Shares held by it are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such holder of Registrable Shares and each of its officers, directors and partners, and each person controlling such holder of Registrable Shares, and their respective counsel (collectively, the "Company, Underwriters and Counsel") against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact relating to such Holder contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein relating to such holder or necessary to make the statements therein relating to such holder not misleading or any violation by such holder of any rule or regulation promulgated under the Securities Act applicable to such holder and relating to action or inaction required of such holder in connection with any such registration; and will reimburse the Company, such holders of Registrable Shares, directors, officers, partners, persons, underwriters or control persons for any legal or any other expense reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) relating to such holder is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such holder of Registrable Shares and stated to be specifically for use therein; provided, however, that such indemnification obligations shall not apply if the Company modifies or changes to a material extent written information furnished by such Holder. Each holder of Registrable Shares will, if Registrable Shares held by it are included in the securities as to which such registration is being effected, indemnify the Company, Underwriters and Counsel against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof), arising out of or based on any sale of Registrable Shares made by such holder following receipt by such holder of written notice from the Company, Underwriters or Counsel that the registration

REGISTRATION RIGHTS AGREEMENT - Page 10
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statement filed with respect to such Registrable Shares contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (c) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 5 to the fullest extent permitted by law; provided, however, that
                                                        --------  -------
(a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 5, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Shares who was not guilty of such fraudulent misrepresentation and (c) contribution by any seller of Registrable Shares shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Shares.

     (d) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such Indemnified Party's expense. No Indemnifying Party, in the defense of any such claim or litigation, shall except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     6. AGREEMENTS OF HOLDERS OF REGISTRABLE SHARES. Each holder of Registrable Shares shall furnish to the Company such information regarding such holder of Registrable Shares and the distribution proposed by such holder of Registrable Shares as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Agreement.

     7. REPORTS UNDER EXCHANGE ACT. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration and without imposing restrictions arising under the federal securities laws on the purchases thereof ("Rule 144") the Company agrees to:


REGISTRATION RIGHTS AGREEMENT - Page 11
(Silverado Foods, Inc.)

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) file with the Commission in a timely manner, all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to each Investor so long as such Investor owns Registrable Shares, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.


     8.   MISCELLANEOUS.

          A. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflict of laws of such jurisdiction.

          B. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          C. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

          D. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered by hand or by messenger or courier delivery service, addressed (a) if to an Investor at 27 Wellington Road, Cork, Ireland,
Attention: James O'Brien, with a copy to HW Finance Partners, L.P., 4000 Thanksgiving Tower, 1601 Elm Street, Dallas, Texas 75204, Attention: Barrett N. Wissman, or at such other address as such Investor shall have furnished to the Company in writing, or (b) if to the Company at 6846 South Canton Street, Ste. 110, Tulsa, Oklahoma 74136 or at such other address as the Company shall have furnished to each Investor and each such other holder in writing.

          E. DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any holder of any Registrable Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default thereafter occurring. Any waiver,


REGISTRATION RIGHTS AGREEMENT - Page 12
(Silverado Foods, Inc.)

permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any party of any provisions of conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

          F. COUNTERPARTS. This agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

          G. SEVERABILITY. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          H. AMENDMENTS. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the Investors currently holding fifty percent (50%) of the Registrable Shares as of the date of such amendment or waiver.



                            [Signature page follows]

REGISTRATION RIGHTS AGREEMENT - Page 13
(Silverado Foods, Inc.)

     The foregoing Registration Rights Agreement is hereby executed as of the date first above written.

                         COMPANY:

                         SILVERADO FOODS, INC.


                         By:
                            ------------------------------------
                         Title:
                               ---------------------------------

                         INVESTORS:

                         INFINITY EMERGING OPPORTUNITIES, LIMITED


                         By:
                            ------------------------------------
                         Title:
                               ---------------------------------

                         SEACREST CAPITAL LIMITED


                         By:
                            ------------------------------------
                         Title:
                               ---------------------------------

                         FAIRWAY CAPITAL LIMITED


                         By:
                            ------------------------------------
                         Title:
                               ---------------------------------

REGISTRATION RIGHTS AGREEMENT - Page 14
(Silverado Foods, Inc.)

                                   EXHIBIT G

                              NOTICE OF EXERCISE
                              ------------------

               (To be executed only upon exercise or conversion
                      of the Warrant in whole or in part)

To Silverado Foods, Inc:

     The undersigned registered holder of the accompanying Warrant hereby exercises such Warrant or portion for, and purchases thereunder,_________/1/ shares of Common Stock (as defined in such Warrant) and herewith makes payment therefor of $ ________. The Undersigned requests that the certificates for such shares of Common Stock be issued in the name of, and delivered to_______________ ___________________ whose address is __________________________________________.
The undersigned, as contemplated by Section 4.2(b) of the Subscription Agreement pursuant to which this Warrant was issued, hereby states that the representations and warranties of the undersigned set forth therein are true and correct in all material respects.

Dated:________________________


----                                    -----------------------------------

                                        (Name must conform to name of holder as
                                         specified on the face of the Warrant)

                                        By:
----                                       ---------------------------------
                                        Name:
----                                         -------------------------------
                                        Title:
----                                          ------------------------------

                                        Address of holder:

----                                    ------------------------------------

----                                    ------------------------------------

----                                    ------------------------------------

----------------------
/1/     Insert the number of shares of Common Stock as to which this Warrant is being exercised. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of this Warrant, to the holder surrendering the same.